Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of November 1999
                     Distribution Date of December 22, 1999
                            Servicer Certificate #38

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $79,055,684.41
Beginning Pool Factor                                        0.1624964

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,872,083.22
     Interest Collected                                    $604,100.22

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $224,020.48
Total Additional Deposits                                  $224,020.48

Repos / Chargeoffs                                          $34,112.90
Aggregate Number of Notes Charged Off                               70

Total Available Funds                                    $6,700,203.92

Ending Pool Balance                                     $73,149,488.29
Ending Pool Factor                                           0.1503564

Servicing Fee                                               $65,879.74

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,079,139.36
     Target Percentage                                           2.50%
     Target Balance                                      $1,828,737.21
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($348,992.10)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.600%
Current Weighted Average Remaining Term (months):                17.94

Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,129,436.83       701
                                 31 - 60 days           $316,341.14       203
                                 60+  days              $101,756.75        63

     Total:                                           $1,547,534.72       722

     Balances:                   60+  days              $735,013.03        63

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $43,983.62
+    Excess Serv.                                       $305,008.48
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,079,139.36

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of November 1999

                                                                       NOTES
                                                                                                       CLASS B          CLASS C
                                     TOTAL         CLASS A - 1       CLASS A - 2     CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $79,055,684.41
Ending Pool Balance              $73,149,488.29

Collected Principal               $5,872,083.22
Collected Interest                  $604,100.22
Charge - Offs                        $34,112.90
Liquidation Proceeds / Recoveries   $224,020.48
Servicing                            $65,879.74
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $6,634,324.18

Beginning Balance                $79,055,684.42            $0.00            $0.00   $67,010,180.76   $6,494,681.11   $5,550,822.55

Interest Due                        $423,119.58            $0.00            $0.00      $353,478.70      $35,179.52      $34,461.36
Interest Paid                       $423,119.58            $0.00            $0.00      $353,478.70      $35,179.52      $34,461.36
Principal Due                     $5,906,196.12            $0.00            $0.00    $5,522,293.37     $206,716.86     $177,185.88
Principal Paid                    $5,906,196.12            $0.00            $0.00    $5,522,293.37     $206,716.86     $177,185.88

Ending Balance                   $73,149,488.30            $0.00            $0.00   $61,487,887.39   $6,287,964.25   $5,373,636.67
Note / Certificate Pool Factor                            0.0000           0.0000           0.2600          0.3693          0.3686
   (Ending Balance / Original Pool Amount)
Total Distributions               $6,329,315.70            $0.00            $0.00    $5,875,772.07     $241,896.38     $211,647.24

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $305,008.48
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,079,139.36
(Release) / Draw                   ($348,992.10)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of November 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6                5                4               3              2                1
                                 Jun-99           Jul-99           Aug-99          Sep-99         Oct-99           Nov-99
Beginning Pool Balance      $111,481,970.11  $103,981,623.99  $97,015,550.78  $90,087,940.62  $84,732,259.10  $79,055,684.41

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $119,160.25       $16,755.11     $196,802.77     $143,474.79      $35,333.50      $34,112.90
    Recoveries                  $315,798.67      $282,932.29     $247,69         $362,129.56     $132,807.84     $224,020.48

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)             $357,032.67             Total Charged off (Months 1 - 6)        $545,639.32
  Total Recoveries (Months 3, 2, 1)              $718,957.88             Total Recoveries (Months 1 - 6)       $1,565,388.60
  Net Loss / (Recoveries) for 3 Mos             ($361,925.21)(a)         Net Loss/(Recoveries) for 6 Mos.     ($1,019,749.28)(c)

  Total Balance (Months 5, 4, 3)             $291,085,115.39(b)          Total Balance (Months 1 - 6)        $566,355,029.01 (d)

  Loss Ratio Annualized  [(a/b) * (12)]             -1.4920%             Loss Ratio Annualized [(c/d) (12)]        -2.16066%

  Trigger:  Is Ratio > 1.5%                               No             Trigger:  Is Ratio > 6.0%                        No

                                                                                   Sep-99         Oct-99           Nov-99
B)   Delinquency Trigger:                                                        $856,462.88     $718,707.33         $735,013.03
     Balance delinquency 60+ days                                                   0.95070%        0.84821%            0.92974%
     As % of Beginning Pool Balance                                                 1.06674%        1.03861%            0.90955%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer